SWIFT ENERGY REPORTS SECOND QUARTER 2004 RESULTS:
-----------------------------------------------

         RECORD REVENUES OF $71.0 MILLION;
         --------------------------------

         NET INCOME INCREASED 79% WITH
         -----------------------------

         EARNINGS OF $0.46 PER SHARE AFTER DEBT RETIREMENT EXPENSE
         ---------------------------------------------------------



HOUSTON, August 4, 2004 -- Swift Energy Company (NYSE: SFY) announced today a 102% increase in net income before giving effect to debt retirement expense for the second quarter of 2004 to $14.6 million, or $0.52 per diluted share, compared to $7.2 million in net income, or $0.26 per diluted share, earned in the second quarter of 2003. After giving effect to the $2.7 million early debt retirement costs ($1.7 million or $0.06 per diluted share after-tax), the Company reports net income increased 79% for the second quarter of 2004 compared to the same period in 2003, to $12.9 million for the second quarter or $0.46 per diluted share (See reconciliation on page 5).

Production increased 7% for the second quarter of 2004 to 14.3 billion cubic feet equivalent ("Bcfe") from the 13.3 Bcfe produced in the second quarter of 2003 and was the same as the 14.3 Bcfe produced in the first quarter of 2004. The increase compared to the second quarter of 2003 was primarily due to higher levels of domestic production at Lake Washington. Second quarter 2004 production included 10.2 Bcfe of domestic production (a 20% increase) and 4.1 Bcfe produced in New Zealand (a 15% decrease), in both cases when compared to production in the same period in 2003.

Terry Swift, President and CEO, noted, "Swift Energy is pleased with its accomplishments for the first half of 2004. These include the issuance of new 7-5/8% senior notes and the extension and increase in our bank credit facility, both of which enhanced our balance sheet and liquidity. The proceeds from the new senior notes enabled us to repurchase all Swift's outstanding 10-1/4% notes as of August 1, 2004. Swift Energy's production for the first half of 2004 was a record high. The robust commodity prices and increased production have set the stage for Swift Energy's increased profits in 2004, and we believe that the recently increased capital spending program for the remainder of 2004 will give Swift Energy strategic momentum as we go forward into 2005."



                                     -more-

Six-Month Results

Through the first six months of 2004, production totaled 28.5 Bcfe, an increase of 9% from 26.1 Bcfe seen last year for the same period. Total revenues for the first six months of 2004 were $136.4 million, up 31% from $104.2 million during the same period last year. During the first half of 2004, net income increased 106% to $27.5 million ($0.98 per diluted share) from $13.3 million of ($0.49 per diluted share) in the first half of 2003. Cash flow before changes in working capital (a non-GAAP measure, see reconciliation on page 10) increased 35% in the first half of 2004 to $79.1 million ($2.81 per diluted share) from $58.4 million ($2.13 per diluted share) in the same period in 2003. Net cash provided by operating activities for the first half of 2004 increased 41% to $75.3 million ($2.67 per diluted share) from $53.5 million ($1.96 per diluted share) in the 2003 period. Increased revenues, net income and cash flow in 2004 are primarily the result of our increased production and higher commodity prices.

Revenues and Expenses

Total revenues for the second quarter of 2004 increased 40% to $71.0 million from the $50.7 million of total revenues in the second quarter of 2003. Swift Energy's increased revenues for the second quarter of 2004 are attributable to both higher commodity prices and increased levels of production.

Lease operating expenses, before severance and ad valorem taxes, were $0.73 per thousand cubic feet equivalent ("Mcfe") in the second quarter of 2004, an increase of 6% compared to $0.69 per Mcfe in the second quarter of 2003. The increase was predominately due to the facility repairs in Lake Washington, along with higher currency exchange rates and plant maintenance costs in New Zealand. General and administrative expenses increased to $0.29 per Mcfe during the second quarter of 2004, as compared to $0.25 in the 2003 period, predominantly due to continued Sarbanes-Oxley compliance related expenditures. Primarily as a result of increased estimates for future development costs depreciation, depletion and amortization increased to $1.37 per Mcfe in the second quarter of 2004 compared to $1.18 per Mcfe in the second quarter of 2003. Interest expense was $0.50 per Mcfe, the same level as the 2003 period. Also, severance and ad valorem taxes were up appreciably on a per unit basis in the second quarter of 2004 to $0.49 per Mcfe from $0.35 per Mcfe in the comparable 2003 period due to higher commodity prices, and up overall due to higher production levels.

As of August 1, Swift Energy redeemed the remaining 10 1/4 % senior subordinated notes due 2009. The Company will record an approximate $6.9 million charge (approximately $4.4 million or $0.16 per diluted share after tax) in the third quarter as the remainder of the debt retirement expense.

Production & Pricing

Domestically, second quarter 2004 total production increased by 20% to 10.2 Bcfe compared with 8.5 Bcfe produced in the same 2003 period and decreased 2% sequentially compared to the 2004 first quarter production of 10.4 Bcfe. This year-to-year production growth is a result of the Company's successful shallow drilling efforts in the Lake Washington area.

New Zealand accounted for 28% of total production with 4.1 Bcfe produced in the second quarter of 2004. This 15% decrease from the 4.8 Bcfe produced in the second quarter of 2003 and 5% increase from first quarter 2004 production levels was in line with the Company's guidance. Production in New Zealand was lower as expected due to increased use of hydroelectricity in New Zealand that has contributed to a short-term reduction in market demand for natural gas, which is expected to continue throughout 2004.



                                     -more-

In the second quarter of 2004, Swift Energy realized an aggregate global average price of $5.04 per Mcfe, an increase of 31% from second quarter 2003 price levels when the price averaged $3.84 per Mcfe. Domestically, the Company realized an aggregate average price of $5.86 per Mcfe, an increase of 24% over the $4.71 received in the second quarter of 2003. In New Zealand, the Company received an aggregate average price of $2.98 per Mcfe for the second quarter in 2004, an increase of 31% over the $2.28 per Mcfe realized in the same period of 2003.

Swift Energy realized average domestic natural gas prices of $6.09 per thousand cubic feet ("Mcf") in the second quarter of 2004, an increase of 18% from the $5.15 per Mcf for the same period in 2003. Meanwhile, second quarter 2004 average domestic crude oil prices increased 32% to $37.22 per barrel from $28.25 per barrel realized in the same period of 2003. Prices for NGLs domestically averaged $19.42 per barrel in the second quarter, a 14% increase over second quarter 2003 NGL prices of $17.07.

In New Zealand, Swift Energy received an average natural gas price of $2.13 per Mcf for the second quarter of 2004 under its long-term contracts, a 22% increase over the $1.75 per Mcf received in the second quarter of 2003. Also in New Zealand, the sales price of the Company's McKee blend crude oil averaged $37.37 per barrel, a 40% increase over prices for the same period in 2003, and the Company's NGL contracts yielded an average price of $17.69 per barrel for the second quarter of 2004. New Zealand natural gas and NGL price contracts are remitted in New Zealand dollars, which has continued to strengthen during the second quarter 2004 against the U.S. dollar compared to the same period in 2003, but weakened when compared to the first quarter 2004.

Domestic Operations

During the third quarter 2004, Swift Energy will be completing the data acquisition phase of its 3-D project in Lake Washington and will begin to correlate and process this data, which will play a key role in the Company's drilling plans for 2005 and beyond. Because of the 3-D project and repairs to facilities, Swift Energy has reduced current drilling to one rig and emphasized the long-term planning for improvement of the facilities in this field. The Company is in the planning and design stages for further expansion of the Lake Washington production facilities, looking to expand two of the production platforms and the possibility of adding a fourth production platform. One expansion will be at the CM3 platform, which processes sour crude production and is currently at capacity. The Company is also rebuilding the amine plant located on the caseload platform, which recently went down. As a consequence of this downtime, as much as 3,500 barrels of daily production has been shut-in for the last several weeks.

Swift Energy completed 9 of 13 wells domestically in the second quarter of 2004. Of these 13 wells, 11 were development wells and two were exploration wells. In Lake Washington, the Company completed 5 of 6 development wells but was unsuccessful with an exploration well. Swift Energy also completed 4 of 5 development wells in the in the AWP Olmos area. In South Texas, Swift successfully drilled a development well in Kenedy County and was unsuccessful with a non-operated exploration well in Willacy County.

Swift Energy currently has three drilling rigs operating domestically, one drilling for oil in the Lake Washington area, one drilling for natural gas in South Texas and one non-operated rig in Alabama.




                                     -more-

New Zealand Operations

In New Zealand, Swift Energy began its development program in the Manutahi Sand, a shallow oil-bearing sand, and successfully drilled five of these development wells in the Rimu/Kauri area during the second quarter of 2004. One exploration well targeting the Manutahi sand in a prospective fault block to the south was unsuccessful. The Kauri-E5 well, the first of two more wells in the area targeting both a development location of the Kauri Sand and an exploration target of the deeper Tariki Sand, is currently being completed in the Kauri Sand interval. The Kauri-E6 well is expected to be drilled following the Kauri-E5 well completion.

Price Risk Management

Swift Energy also announced that since its last update on July 20, 2004, it has continued to enter into price risk management transactions. The Company recently sold forward 1,500 barrels per day of crude oil for October and November 2004, each at a NYMEX strike price of $41.42 and $41.67 per barrel, respectively. These NYMEX crude oil strike prices do not take into account transportation charges or crude oil quality differentials that could result in deductions ranging from $2.00 to $3.00 per barrel. Details of all of Swift Energy's price risk management activities can be found on the Company's website.

Earnings Release

Swift Energy will report second quarter 2004 financial results and conduct a conference call, with live webcast, today at 9:00 a.m. CDT. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on August 4 until August 12, by dialing 973-341-3080 and using pin #4894034. Additionally, the conference call will be available over the Internet by accessing the Company's website at www.swiftenergy.com by clicking on the event hyperlink. This webcast will be available online and archived at the Company's website.

Celebrating its 25th Anniversary this year, Swift Energy Company was founded in 1979 with its headquarters in Houston, Texas. Swift Energy engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Texas and Louisiana and onshore oil and natural gas reserves in New Zealand. The Company has consistently shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and lately availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.




                                     -more-

                              SWIFT ENERGY COMPANY
                 (a) Reconciliation of GAAP to non-GAAP Measures
                                   (Unaudited)
                                 (In Thousands)


                                                                   Three Months
                                                                     Ended,
                                                                   June 30, 2004
                                                                   -------------

   Net Income                                                      $ 12,898
   Debt Retirement Expense                                            2,691
   Tax effect of Debt Retirement Expense                              (972)
   Net Income Adjusted to back out Debt Retirement Expense         $ 14,618

   EPS Basic, before Debt Retirement Expense                          $0.53
   EPS Diluted, before Debt Retirement Expense                        $0.52

   EPS Basic, after Debt Retirement Expense                           $0.46
   EPS Diluted, after Debt Retirement Expense                         $0.46


(1) Management believes that the non-GAAP measures of net income and EPS excluding non-recurring costs or gains, such as debt retirement costs, are useful information to investors because such non-recurring costs or gains are excluded by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.





                                     -more-

                              SWIFT ENERGY COMPANY
                          SUMMARY FINANCIAL INFORMATION
                                   (Unaudited)
                (In Thousands Except Per Share and Price Amounts)


                                                      Three Months Ended                       Six Months Ended
                                                            June 30,                                June 30,
                                                      2004          2003       Percent         2004          2003       Percent
                                                      ----          ----        Change         ----          ----        Change
                                                                               -------                                  -------

Revenues:
Oil & Gas Sales                                    $   71,825    $   50,909      41%         $ 137,779     $ 105,760      30%
Other                                                    (781)         (191)     NM             (1,379)       (1,542)      NM
                                                    ---------     ---------                   --------      --------
Total Revenue                                      $   71,044    $   50,718      40%         $ 136,399     $ 104,218      31%

Net Income Before Accounting Change                $   12,898    $    7,221      79%         $  27,486     $  17,706      55%

Basic EPS Before Accounting Change                 $     0.46    $     0.26      76%         $    0.99     $    0.65      53%

Diluted EPS Before Accounting Change               $     0.46    $     0.26      73%         $    0.98     $    0.65      51%

SFAS 143 Accounting Change                                ---           ---                  $      --     $   4,377       NM
   Per Share                                              ---           ---                  $      --     $    0.16       NM

Net Income                                         $   12,898    $    7,221      79%         $  27,486     $  13,330      106%
Basic EPS                                          $     0.46    $     0.26      76%         $    0.99     $    0.49      103%

Diluted EPS                                        $     0.46    $     0.26      73%         $    0.98     $    0.49      100%

Net Cash Provided By
  Operating Activities                             $   35,701    $   26,723      34%         $  75,297     $  53,522       41%

Net Cash Provided By
  Operating Activities, Per Diluted Share          $     1.26    $     0.97      29%         $    2.67     $    1.96       37%

Cash Flow Before Working Capital
   Changes(1) (non-GAAP measure)                   $   40,318    $   26,742      51%         $  79,080     $  58,384       35%
Cash Flow Before Working
   Capital Changes, Per Diluted Share              $     1.42    $     0.98      46%         $    2.81     $    2.13       32%

Weighted Average
  Shares Outstanding                                   27,742        27,311       2%            27,648        27,277        1%

EBITDA(1) (non-GAAP measure)                       $   46,814    $   33,625      39%         $  92,267     $  71,661       29%

Production (Bcfe):                                       14.3          13.3       7%              28.5          26.1        9%
  Domestic                                               10.2           8.5      20%              20.6          16.2       27%
  New Zealand                                             4.1           4.8     (15%)              7.9           9.9      (20%)

Realized Price ($/Mcfe):                                $5.04         $3.84      31%             $4.83         $4.05       19%
  Domestic                                              $5.86         $4.71      24%             $5.55         $5.17        7%
  New Zealand                                           $2.98         $2.28      31%             $2.95         $2.22       33%

(1) See reconciliation on page 10. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.



                                     -more-

                              SWIFT ENERGY COMPANY
                        SUMMARY BALANCE SHEET INFORMATION

                                 (In Thousands)


                                                            As of                             As of
                                                        June 30, 2004                  December 31, 2003
                                                        -------------                  -----------------
                                                           (Unaudited)

        Assets:
Current Assets:
  Cash and Cash Equivalents                              $   86,879                    $    1,066
  Other Current Assets                                       38,267                        32,391
                                                          ---------                     ---------
    Total Current Assets                                    125,146                        33,457

Oil and Gas Properties                                    1,440,103                     1,373,321
Other Fixed Assets                                           11,303                        10,603
Less-Accumulated DD&A                                      (605,343)                     (567,464)
                                                          ---------                     ---------
                                                            846,063                       816,460
Other Assets                                                 14,111                         9,921
                                                          ---------                     ---------
                                                          $ 985,320                     $ 859,839

         Liabilities:

Current Liabilities                                       $ 142,039                     $  69,353
Long-Term Debt                                              350,000                       340,255
Deferred Income Taxes                                        54,697                        43,499
Asset Retirement Obligation                                   8,958                         9,340
Stockholders' Equity                                        429,625                       397,391
                                                           --------                      --------
                                                          $ 985,320                     $ 859,839
                                                           ========                      ========

                    Note: Items may not total due to rounding




                                     -more-

                              SWIFT ENERGY COMPANY
                      SUMMARY INCOME STATEMENT INFORMATION
                                   (Unaudited)
                     (In Thousands Except Per Mcfe Amounts)


                                                    Three Months                          Six Months
                                                       Ended                               Ended
                                                    June 30, 2004         Per Mcfe        June 30, 2004   Per Mcfe
                                                  ---------------         --------        -------------   --------

Revenues:
  Oil & Gas Sales                                  $       71,825         $   5.04        $     137,779   $   4.83
  Other Revenue                                              (781)           (0.05)              (1,379)     (0.05)
                                                           ------            -----              -------      -----
    Total Revenues                                         71,044             4.99              136,399       4.78

Costs and Expenses:
  General and administrative, net                           4,175             0.29                8,205       0.29
  Depreciation, Depletion & Amortization                   19,509             1.37               37,805       1.32
  Accretion of asset retirement obligation                    160             0.01                  331       0.01
  Oil & Gas Production Costs                               10,436             0.73               20,061       0.70
  Severance & Ad Valorem Taxes/Royalty                      6,927             0.49               13,174       0.46
  Interest Expense, Net                                     7,143             0.50               14,045       0.49
  Debt Retirement cost                                      2,691             0.19                2,691       0.09
                                                           ------             ----              -------       ----

   Total Costs & Expenses                                  51,043             3.58               96,312       3.37
                                                           ------             ----               ------       ----

Income before Income Taxes                                 20,001             1.40               40,087       1.40
Provision for Income Taxes                                  7,103             0.50               12,602       0.44
                                                           ------             ----               ------       ----
    Net Income                                     $       12,898         $   0.91        $      27,486   $   0.96
                                                           ======             ====               ======       ====

Additional Information:
  Capital Expenditures                             $       40,776         $             85,926
  Capitalized Geological & Geophysical             $        2,376         $              4,882
  Capitalized Interest Expense                     $        1,587         $              3,196
  Deferred Income Tax                              $        6,761         $             12,196




                    Note: Items may not total due to rounding




                                     -more-

                              Swift Energy Company
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (Unaudited)
                                 (In Thousands)


                                                                                               Six Months Ended
                                                                                       June 30, 2004             June 30, 2003
                                                                                       -------------             -------------
Cash Flows From Operating Activities:
    Net Income                                                                        $      27,486              $    13,330

    Adjustments to reconcile net income to net cash
         provided by operating activities -
    Cumulative effect of changes in accounting principle                                        ---                    4,377
    Depreciation, depletion, and amortization                                                37,805                   30,588
    Accretion of asset retirement obligation (ARO)                                              331                      417
    Deferred income taxes                                                                    12,196                    9,460
    Debt Retirement cost                                                                        899
    Other                                                                                       364                      212
    Change in assets and liabilities -
        Increase  in accounts receivable,                                                    (3,446)                  (5,375)
        Increase in accounts payable and accrued                                                963                      531
         liabilities
        Decrease in accrued interest                                                         (1,300)                     (18)
                                                                                       ------------                ---------
Net Cash Provided by Operating Activities                                                    75,297                   53,522
                                                                                       ------------                ---------
Cash Flows From Investing Activities:
  Additions to property and equipment                                                       (85,926)                 (62,261)
  Proceeds from the sale of property and equipment                                            1,275                      755
  Net cash distributed as operator of oil & gas properties                                   (5,781)                  (1,956)
  Net cash received (distributed) as operator of partnerships
         and joint ventures                                                                     224                     (255)
  Other                                                                                         (18)                     (86)
                                                                                       ------------                ---------
Net Cash Used in Investing Activities                                                       (90,226)                 (63,803)
                                                                                       ------------                ---------
Cash Flows From Financing Activities:
  Proceeds from long-term debt                                                              150,000                      ---
  Payment of long-term debt                                                                 (32,076)                     ---
  Net proceeds from (payments of) bank borrowings                                           (15,900)                   7,500
  Net proceeds from issuance of common stock                                                  2,924                    1,091
  Payments of debt issuance cost                                                             (4,206)                     ---
                                                                                       ------------                ---------

Net Cash Provided by Financing Activities                                                   100,742                    8,591

Net Increase (decrease) in Cash and Cash Equivalents                                         85,813                   (1,690)

Cash and Cash Equivalents at the Beginning of the Period                                      1,066                    3,816
                                                                                       ------------                ---------
Cash and Cash Equivalents at the End of the Period                                    $      86,879              $     2,126
                                                                                       ============               ==========




                    Note: Items may not total due to rounding



                                     -more-

                              SWIFT ENERGY COMPANY
                 Reconciliation of GAAP to non-GAAP Measures (a)
                                   (Unaudited)
                                 (In Thousands)

Below is a reconciliation of EBITDA to Net Income and Cash Flow Before Working Capital Changes to Net Cash Provided by Operating Activities.


                                                                                   Three Months Ended
                                                                          June 30, 2004         June 30, 2003
                                                                          -------------         -------------
NET INCOME TO EBITDA RECONCILIATIONS:

   Net Income                                                               $ 12,898             $  7,221        79%
   Provision for Income taxes                                                  7,103                3,852
   Interest Expense, Net                                                       7,143                6,673
   Depreciation, Depletion & Amortization & ARO                               19,669               15,879
                                                                             -------              -------
EBITDA                                                                      $ 46,814             $ 33,625        39%
                                                                             =======              =======

                                                                                   Six Months Ended
                                                                          June 30, 2004         June 30, 2003
                                                                          -------------         -------------

   Net Income                                                               $ 27,486             $ 13,330       106%
   Provision for Income taxes                                                 12,602                9,591
   Cumulative Effect of Accounting Change                                        ---                4,377
   Interest Expense, Net                                                      14,045               13,358
   Depreciation, Depletion & Amortization & ARO                               38,135               31,005
                                                                             -------              -------
EBITDA                                                                      $ 92,267             $ 71,661        29%
                                                                             =======              =======


                                                                                   Three Months Ended
                                                                          June 30, 2004         June 30, 2003
                                                                          -------------         -------------
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities                                   $ 35,701             $ 26,723        34%
  Increases and Decreases In:
   Accounts Receivable                                                         1,424               (1,702)
   Accounts Payable and Accrued Liabilities                                      568                  216
   Accrued Interest                                                            2,624                1,504
                                                                             -------              -------
Cash Flow Before Working Capital Changes                                    $ 40,318             $ 26,742        51%
                                                                             =======              =======

                                                                                   Six Months Ended
                                                                          June 30, 2004         June 30, 2003
                                                                          -------------         -------------
Net Cash Provided by Operating Activities                                   $ 75,297             $ 53,522        41%
  Increases and Decreases In:
   Accounts Receivable                                                         3,446                5,375
   Accounts Payable and Accrued Liabilities                                     (963)                (531)
   Accrued Interest                                                            1,300                   18
                                                                             -------              -------
Cash Flow Before Working Capital Changes                                    $ 79,080             $ 58,384        35%
                                                                             =======              =======
(a) GAAP--Generally Accepted Accounting Principles



                    Note: Items may not total due to rounding



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




                              SWIFT ENERGY COMPANY
                             OPERATIONAL INFORMATION
               QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
                                   (Unaudited)


                                                             Three Months Ended                      Three Months Ended
                                                             ------------------                      ------------------
                                                                                            Percent                       Percent
                                                         June 30,         March 31,         Change       June 30,         Change
                                                           2004             2004            -------       2003            ------
                                                         -------          --------                       -------

Total Company Production:
   Oil & Natural Gas Equivalent (Bcfe)                     14.25            14.29               --%       13.28                7%
    Natural Gas (Bcf)                                       5.78             5.87              (2%)        7.08             (18%)
    Crude Oil (MBbl)                                       1,142            1,124                2%        822                39%
    NGLs (MBbl)                                             269              278               (3%)        211                27%

Domestic Production:
   Oil & Natural Gas Equivalent (Bcfe)                     10.20            10.43              (2%)        8.49               20%
   Natural Gas (Bcf)                                        3.00             3.06              (2%)        3.59             (16%)
   Crude Oil (MBbl)                                        1,021            1,018               --%        676                51%
   NGLs (MBbl)                                              179              211              (15%)        140                28%

New Zealand Production:
       Oil & Natural Gas Equivalent (Bcfe)                  4.05             3.85                5%        4.79             (15%)
   Natural Gas (Bcf)                                        2.78             2.81              (1%)        3.48             (20%)
   Crude Oil (MBbl)                                         122              106                14%        146              (17%)
   NGLs (MBbl)                                               90               67                34%         72                25%


Total Company Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $     5.04       $     4.62             9%     $     3.84            31%
   Natural Gas ($/Mcf)                                   $     4.19       $     3.64            15%     $     3.47            21%
   Crude Oil ($/Bbl)                                     $    37.24       $    34.14             9%     $    27.97            33%
   NGLs ($/Bbl)                                          $    18.84       $    22.30           (16%)    $    15.81            19%

Domestic Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $     5.86       $     5.24            12%     $     4.71            24%
   Natural Gas ($/Mcf)                                   $     6.09       $     4.90            24%     $     5.15            18%
   Crude Oil ($/Bbl)                                     $    37.22       $    33.95            10%     $    28.25            32%
   NGLs ($/Bbl)                                          $    19.42       $    24.31           (20%)    $    17.07            14%

New Zealand Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $     2.98       $     2.93             2%     $     2.28            31%
   Natural Gas ($/Mcf)                                   $     2.13       $     2.27           (6%)     $     1.75            22%
   Crude Oil ($/Bbl)                                     $    37.37       $    36.03             4%     $    26.68            40%
   NGLs ($/Bbl)                                          $    17.69       $    16.00            11%     $    13.36            32%




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




                              SWIFT ENERGY COMPANY
                        THIRD QUARTER AND FULL YEAR 2004
                               GUIDANCE ESTIMATES



                                                           Actual                 Guidance                    Guidance
                                                         For Second              For Third                    For Full
                                                        Quarter 2004            Quarter 2004                 Year 2004

Production Volumes (Bcfe)                                   14.3                14.0 - 14.8                 59.0 - 61.0
    Domestic Volumes (Bcfe)                                 10.2                 9.5 - 10.5                 41.0 - 43.0
    New Zealand Volumes (Bcfe)                              4.1                  3.9 -  4.3                 16.0 - 18.0
Production Mix:
  Domestic
    Natural Gas (Bcf)                                       3.00                2.80 - 3.20                 12.0 - 13.0
    Crude Oil  (MBbl)                                      1,021               1,060 - 1,125               4,250 - 4,740
    Natural Gas Liquids (MBbl)                              179                  140 - 175                   550 - 700
  New Zealand
    Natural Gas (Bcf)                                       2.78                 2.6 - 2.9                  12.5 - 15.0
    Crude Oil (MBbl)                                        122                   115 - 155                  550 - 610
    Natural Gas Liquids (MBbl)                               90                    50 - 90                   200 - 225
Product Pricing (Note 1):
Domestic Pricing:
    Natural Gas (per Mcf)
       NYMEX differential (Note 2)                         $0.10             ($0.25) to ($0.35)          ($0.25) to ($0.35)
    Crude Oil (per Bbl)
       NYMEX differential (Note 3)                        ($1.06)            ($1.00) to ($2.00)          ($1.00) to ($2.00)
    NGLs (per Bbl)
       Percent of NYMEX Crude                               50%                  45% - 55%                   45% - 55%
New Zealand Pricing:
    Natural Gas (per Mcf) (Note 4)                         $2.13               $2.10 to $2.25              $2.15 to $2.30
    Crude Oil (per Bbl)
        NYMEX differential (Note 3 & 5)                   ($0.91)            ($1.50) to ($3.00)          ($1.50) to ($3.00)
    NGLs (per Bbl)
        Contract Price (Note 6)                            $17.69             $14.00 to $17.00            $13.00 to $16.00
Oil & Gas Production Costs:
  Domestic
    Lease Operating Costs (per Mcfe)                       $0.78                $0.68  -  $0.73            $0.63 -  $0.73
    Severance & Ad Valorem Taxes
        (as % of Revenue dollars)                          10.1%                10.0% - 11.0%              10.0% - 11.0%
  New Zealand
    Lease Operating Costs (per Mcfe)                       $0.62                 $0.64  -  $0.70           $0.64 - $0.70
    Government Royalty
        (as % of Revenue dollars)                           7.2%                 7.5% - 9.0%                7.5%  - 8.5%



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


                              SWIFT ENERGY COMPANY
                        THIRD QUARTER AND FULL YEAR 2004
                               GUIDANCE ESTIMATES
                (In Thousands Except Per Production Unit Amounts)

                                                           Actual                 Guidance                  Guidance
                                                         For Second               For Third                 For Full
                                                        Quarter 2004            Quarter 2004               Year 2004
Other Costs:
    G&A per Mcfe                                            $0.29              $0.27 -  $0.32           $0.27  -  $0.30
    Interest Expense per Mcfe                               $0.50              $0.48 -  $0.52           $0.47  -  $0.52
    DD&A per Mcfe                                           $1.37              $1.37 -  $1.42           $1.35  -  $1.40
Supplemental Information:
Capital Expenditures
    Operations                                             $37,170           $43,000  -  $50,000      $148,100 - $170,300
    Acquisition/Dispositions, net                          ($ 356)           ($1,000) -  ($6,000)     ($3,000) - ($13,000)
Capitalized G&G (Note 7)                                   $ 2,376            $ 2,400 - $ 2,700        $ 9,500 - $ 11,500
Capitalized Interest                                       $ 1,587            $ 1,600 - $ 1,800        $ 6,400 - $ 7,200
Total Capital Expenditures                                 $40,777           $46,000 - $ 48,500       $160,000 - $175,000

Basic Weighted Average Shares                              27,742              27,750 - 28,250          27,600 - 28,400
Diluted Computation:
    Weighted Average Shares                                28,298              28,400 -  29,000        28,100  -  29,000

Effective Tax Rate (Note 8)                                 35.5%               34.5% - 36.5%            35.5% - 36.5%
Deferred Tax Percentage                                      96%                  95% - 99%                97% - 99%




Note 1: Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).

Note 2: Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.

Note 3: Average of daily WTI NYMEX futures price during the calendar period reflected, which best benchmarks the daily price received for the majority of domestic crude oil sales.

Note 4: Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.

Note 5: New Zealand crude oil benchmarked to TAPIS, which is typically discounted within a $0.50 to $1.00 range of WTI NYMEX.

Note 6: Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate. Note 7: Does not include capitalized acquisition costs, incorporated in acquisitions when occurred. Note 8: Effective Tax rate guidance does not include any New Zealand currency exchange fluctuations.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.